Exhibit 5.01

                             Fenwick & West Opinion


                                  June 5, 1998

Prism Solutions, Inc.
1000 Hamlin Court
Sunnyvale, California 94089

Ladies & Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about June 5, 1998 in connection with the registration under the Securities Act of 1933, as amended, of (i) an aggregate of 4,000,000 additional shares of the Common Stock (the "Common Stock") of Prism Solutions, Inc. ("Prism") subject to issuance by Prism pursuant to the Prism 1996 Equity Incentive Plan, as amended (the "Incentive Plan"), 1,295,270 of which are subject to outstanding options, and (ii) an aggregate of 600,000 additional shares of the Common Stock of Prism subject to issuance by Prism pursuant to the Prism 1996 Employee Stock Purchase Plan, as amended (the "Employee Plan") (the Incentive Plan and the Employee Plan are collectively referred to in this letter as the "Plans").

         In rendering this opinion, we have examined the following:

              (1) your registration statement on Form SB-2 (File Number 333-1180-LA) filed on February 8, 1996, as subsequently amended, together with the Exhibits filed as a part thereof;

              (2) the Registration Statement, together with the Exhibits filed as a part thereof, including without limitation, the Plans and related documents;

              (3) the Prospectuses prepared in connection with the Plans and the Registration Statement;


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              (4)   the  minutes of meetings  and actions by written  consent of the stockholders and Board of Directors of Prism relating to the Plans that are contained in your minute books that are in our possession;

              (5) the Certificate of Incorporation of Prism, as amended, and the Bylaws of Prism, both as filed by Prism with its Registration Statement on Form SB-2 filed with the Commission on February 8, 1996, as such Registration Statement was subsequently amended;

              (6) the stock records that you have provided to us (consisting of a Certificate of Transfer Agent and Registrar by your transfer agent, Boston EquiServe Limited Partnership, certifying the total number of outstanding shares of Common Stock of the Company as of June 3, 1998, and a list of option holders respecting your capital stock that was prepared by you and dated June 4, 1998); and

              (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

         We have also confirmed the continued effectiveness of the Company's registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission and have confirmed your eligibility to use Form S-8.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information and records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

         We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to the case law or secondary sources) the existing Delaware General Corporation Law.


         Based upon the foregoing, it is our opinion that:

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              1.  The  4,000,000  additional  shares of Common Stock that may be issued and sold by you pursuant to the Incentive Plan, when issued and sold in accordance with the Incentive Plan and stock option or purchase agreements to be entered into thereunder, and in the manner referred to in the Prospectus associated with the Incentive Plan and the Registration
                  Statement,   will  be   validly   issued,   fully   paid   and
                  nonassessable.

              2. The 600,000 additional shares of Common Stock that may be issued and sold by you pursuant to the Employee Plan, when issued and sold in accordance with the Employee Plan and stock option or purchase agreements to be entered into thereunder, and in the manner referred to in the Prospectus associated with the Employee Plan and the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

         This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Common Stock and is not to be relied upon for any other purpose.

                                Very truly yours,

                                FENWICK & WEST LLP


                                By: /s/ Jacqueline A. Daunt
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                                    Jacqueline A. Daunt, General Partner